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Cartesian Reports First Quarter 2014 Financial Results

16% Core Revenue Growth

Overland Park, KS – May 12, 2014 – Cartesian, the trading name of The Management Network Group, Inc. aka TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technology solutions to leaders in the communications, digital media, and technology industries, reported financial results for its 2014 first quarter ended March 29, 2014.

“2014 has gotten off on a good start, with approximately 16% core revenue growth and improvement in operating income year-over-year.  Our growth was driven by continued strong performance of our EMEA group.  Our North American business is showing signs of returning to growth.  The reorganization implemented earlier in the year is taking root and is expected to drive our future growth and profitability” said Donald Klumb, CEO of Cartesian.  “We remain focused on our transformational business strategy of deepening relationships with our largest clients, expanding our software-based technical solutions offerings, and developing strategic alliances that leverage our unique industry expertise.  These steps are key to repositioning Cartesian for sustained growth in a dynamic market for consulting and solutions providers.  We are early in this transformation but the signs are positive.”

Financial Results for the Thirteen Weeks Ended March 29, 2014

Revenues in the first quarter of 2014 were $16.2 million, up 15.9% from $14.0 million in the first quarter of 2013 and up 16.6% from $13.9 million in the fourth quarter of 2013. During the quarter, Cartesian’s gross margin was 36.5%, compared with 36.0% in the first quarter of 2013.

Selling, general and administrative expenses were $5.9 million in the first quarter of 2014, compared to $5.2 million in the first quarter of 2013.  Selling, general and administrative expenses for the first quarter of 2014 includes $174,000 in non-cash share-based compensation expense, compared to $64,000 in the first quarter of 2013.

Cartesian reported income from operations of $8,000 on a GAAP basis for the first quarter of 2014, compared to an operating loss of $138,000 in the first quarter of 2013.  After adjusting for depreciation and amortization expense and non-cash share-based compensation expense, non-GAAP adjusted income from operations was $0.4 million for the first quarter of 2014.  The comparable non-GAAP adjusted income from operations was $0.1 million for the first quarter of fiscal 2013.

Cartesian reported a net loss of $1.6 million on a GAAP basis for the first quarter of 2014 compared to a net loss of $0.2 million for the first quarter of 2013.  On a non-GAAP basis the Company reported net income of $0.4 million and $0.1 million for first quarter of 2014 and 2013, respectively.  The 2014 non-GAAP adjustment primarily relates to $1.5 million of non-cash charges associated with the Elutions investment transaction recorded as an other expense.  The charges result primarily from the accounting treatment of the associated warrants, which required the recording of a liability.  As disclosed in our 8-K filing on May 9, 2014, subsequent to the end of the first quarter, the investment agreement with Elutions was amended principally to revise the terms of the warrants in order to change the classification of the warrants from liabilities to equity and as a result, non-cash charges for the warrants are not anticipated in future quarters.

Cash and cash equivalents totaled $16.2 million as of March 29, 2014 as compared to $13.8 million as of December 28, 2013.

Non-GAAP Adjustments

In addition to reporting income (loss) from operations and net loss on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income and GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income from Operations” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including tax effects as applicable.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  Cartesian’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although Cartesian’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measure have a material impact on the Company’s income (loss) from operations, net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2014 first quarter results.  The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.cartesian.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the Cartesian call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, passcode 10045534, through May 19, 2014.

About Cartesian
Cartesian is the trading name of TMNG Global (NASDAQ: TMNG), a premier provider of professional services and technology solutions to leaders in the communications, digital media, and technology industries. Cartesian, incorporating the brands formerly known as TMNG Global and CSMG, provides professional services in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information about the company and its services, visit www.cartesian.com.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully implement the proposed strategic partnership with Elutions, the final outcome of the arbitration proceeding with our former chief executive officer, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended
	March 29,	March 30,
	2014	2013

Revenues	$16,237	$14,010

Cost of services	10,310	8,969

Gross Profit	5,927	5,041

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $174 and $63 for the thirteen weeks ended March 29, 2014 and March 30, 2013, respectively)	5,919	5,179
Income (loss) from operations	8	(138)
Other (expense) income:
Interest (expense) income, net	(8)	1
Discount on note payable and transaction costs	(1,528)	-
Change in fair value of warrants and derivative liabilities	(17)	-
Total other (expense) income	(1,553)	1
Loss before income taxes	(1,545)	(137)
Income tax provision	(29)	(16)
Net loss	$(1,574)	$(153)

Net loss per common share:
Basic and diluted	$(0.22)	$(0.02)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,312	7,118

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 29,	December 28,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,236	$13,780
Accounts receivable, net	17,267	11,716
Prepaid and other current assets	1,678	1,751
Total current assets	35,181	27,247

NONCURRENT ASSETS:
Property and equipment, net	1,108	1,202
Goodwill	8,282	8,225
Other noncurrent assets	146	150
Total Assets	$44,717	$36,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$3,099	$2,036
Current borrowings	3,269	-
Liability for warrants and derivatives	1,553	-
Accrued payroll, bonuses and related expenses	4,777	4,249
Accrued severance liability	1,491	1,491
Deferred revenue	1,556	591
Other accrued liabilities	1,854	1,631
Total current liabilities	17,599	9,998

NONCURRENT LIABILITIES:
Deferred income tax liabilities	615	586
Other noncurrent liabilities	282	342
Total noncurrent liabilities	897	928

Total stockholders’ equity	26,221	25,898
Total Liabilities and Stockholders’ Equity	$44,717	$36,824

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME
AND GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP ADJUSTED INCOME FROM OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended
	March 29,	March 30,
	2014	2013

Reconciliation of GAAP income (loss) from operations to non-GAAP adjusted income from operations:

GAAP income (loss) from operations	$8	$(138)

Depreciation	187	165
Non-cash share based compensation expense	174	64
Adjustments to GAAP income (loss) from operations	361	229

Non-GAAP adjusted income from operations	$369	$91

Reconciliation of GAAP income (loss) from operations per diluted common share to non-GAAP adjusted income from operations per diluted common share:

GAAP income (loss) from operations per diluted common share	$0.00	$(0.02)

Depreciation	0.03	0.02
Non-cash share based compensation expense	0.02	0.01
Adjustments to GAAP income (loss) from operations per diluted common share	0.05	0.03

Non-GAAP adjusted income from operations per diluted common share	$0.05	$0.01

Reconciliation of GAAP net loss to non-GAAP adjusted net income:

GAAP net loss	$(1,574)	$(153)

Depreciation	187	165
Non-cash share based compensation expense	174	64
Discount on note payable and transaction costs	1,528	-
Change in fair value of derivative liabilities	17	-
Tax effect of applicable non-GAAP adjustments (1)	29	16
Adjustments to GAAP net loss	1,935	245

Non-GAAP adjusted net income	$361	$92

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net loss per diluted common share	$(0.21)	$(0.021)

Depreciation	0.03	0.02
Non-cash share based compensation expense	0.02	0.01
Discount on note payable and transaction costs	0.21	-
Change in fair value of derivative liabilities	0.00	-
Tax effect of applicable non-GAAP adjustments (1)	0.00	0.00
Adjustments to GAAP net loss per diluted common share	0.26	0.03

Non-GAAP adjusted net income per diluted common share	$0.05	$0.01

Weighted average shares used in calculation of Non-GAAP adjusted income from operations per diluted common share and Non-GAAP adjusted net income per diluted common share	7,371	7,164

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

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